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                                                                     EXHIBIT 5.1

                                                           [JENNER & BLOCK LOGO]

March 8, 2004                        Jenner & Block LLP           Chicago
                                     One IBM Plaza                Dallas
                                     Chicago, IL 60611            Washington, DC
                                     Tel  312 222-9350
                                     www.jenner.com


John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, IL 60007




Re:      Registration of Securities on Form S-3

Ladies and Gentlemen:

         We are acting as special counsel to John B. Sanfilippo & Son, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-112221) filed by the Company with the Securities and Exchange Commission on January 27, 2004 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, the "Registration Statement") covering the offer and sale of up to 2,300,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), consisting of (i) the offer and sale of up to 1,000,000 shares of Common Stock by the Company, (ii) the offer and sale of up to 1,000,000 shares of Common Stock by certain selling stockholders of the Company identified in the Registration Statement (the "Selling Stockholders") and (iii) the offer and sale of up to 300,000 shares of Common Stock to be purchased from the Company and certain selling stockholders at the option of the Company's underwriters (all such shares, collectively, the "Shares").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the corporate and organizational documents of the Company, (b) certain minutes and records of the corporate proceedings of the Company, (c) a specimen certificate representing the Shares and (d) the Registration Statement and exhibits thereto.


         For purposes of this opinion, we have assumed that each of the following documents constitute valid and binding obligations of the parties thereto, in each case when duly executed and delivered by the parties thereto:
(a) those certain Irrevocable Powers of Attorney of Selling Stockholder executed by each Selling Stockholder, (b) those certain Custody Agreements by and between each Selling Stockholder and the Company as custodian, (c) those certain Letter Agreements dated January 21, 2004, by and between each Selling Stockholder and the Company and (d) those certain Requests for Waiver and Restriction on Transfer dated January 22, 2004, by and between the Company and each holder of Class A common stock, par value $.01 per share, of the Company (the "Class A Stock") (documents (a) through (d) in this paragraph are collectively referred to herein as the "Ancillary Documents"). We have also assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We further assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and

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John B. Sanfilippo & Son, Inc.
March 8, 2004
Page 2


representations of officers and other representatives of the Company and others. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

         Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that when, as and if
(a) the shares of Class A Stock to be converted into Common Stock and sold in accordance with the Registration Statement shall have in fact been converted pursuant to the Ancillary Documents, (b) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (c) the Shares shall have been duly executed by the Company and registered by the Company's registrar, (d) the Shares shall have been offered and sold as contemplated by the Registration Statement and (e) the Company shall have received the consideration required for the Shares contemplated by the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws identified above be changed by legislative action, judicial decision or otherwise.


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John B. Sanfilippo & Son, Inc.
March 8, 2004
Page 3


         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Jenner & Block LLP

                                    Jenner & Block LLP